UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

ARCUS BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38419	47-3898435
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3928 Point Eden Way

Hayward, CA 94545

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 694-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company:  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2019, Arcus Biosciences, Inc. (“Arcus” or the “Company”) announced the appointment of Rekha Hemrajani as Chief Operating and Financial Officer. In this role, Ms. Hemrajani will serve as the Company’s principal financial and accounting officer. Ms. Hemrajani will receive an annual base salary of $425,000 and a one-time sign on bonus of $200,000, her annual target bonus will be 40% of her base salary, and she was granted an option to acquire 400,000 shares of Arcus common stock under the Company’s 2018 Equity Incentive Plan. The stock option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, will vest monthly over four years, subject to her continued service to the Company, and will be subject to accelerated vesting in the event of a Change in Control (as defined in the Severance and Change in Control Agreement, the form of which was previously filed with the Securities and Exchange Commission). The Company and Ms. Hemrajani will also enter into an indemnification agreement (the form of which was previously filed with the Securities and Exchange Commission).

Ms. Hemrajani, age 49, joins Arcus from FLX Bio, a biotechnology company, where she was Chief Operating Officer from March 2016 to March 2019, with responsibility for corporate strategy and development, investor and media relations, corporate communications, finance and strategic marketing. From February 2015 to March 2016, Ms. Hemrajani was Chief Financial Officer and Senior Vice President of Business and Financial Operations at 3-V Biosciences, a biotechnology company, with responsibility for corporate strategy, corporate development, finance, investor relations and G&A operations. From November 2013 to January 2015, Ms. Hemrajani advised privately-held companies on strategic corporate development and financing activities through her consulting firm, Ravinia Consulting. Previously, Ms. Hemrajani was Vice President, Head of Licensing and Mergers and Acquisitions at Onyx Pharmaceuticals, a biotechnology company, and Vice President of Business Development at Exelixis, a biotechnology company. Ms. Hemrajani began her career in investment banking at firms such as Credit Suisse First Boston and Lehman Brothers, where she focused on the biopharmaceutical and healthcare sector.

Ms. Hemrajani received her B.S. degree in Economics and Computer Science from the University of Michigan and her M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Ms. Hemrajani is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARCUS BIOSCIENCES, INC.

Date: March 25, 2019	By:	/s/ Terry Rosen
Terry Rosen
Chief Executive Officer